As filed with the Securities and Exchange Commission on February 22, 2018

                                    Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Redfin Corporation
(Exact name of registrant as specified in its charter)

Delaware	74-3064240
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Redfin Corporation
1099 Stewart Street, Suite 600
Seattle, WA 98101
(Address of Principal Executive Offices) (Zip Code)

2017 Employee Stock Purchase Plan
(Full title of the plan)

Glenn Kelman
Chief Executive Officer
Redfin Corporation
1099 Stewart Street, Suite 600
Seattle, WA 98101
(206) 576-8333
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Alan C. Smith James D. Evans Fenwick & West LLP 1191 Second Avenue, Floor 10 Seattle, WA 98101 (260) 389-4510	Anthony Kappus General Counsel Redfin Corporation 1099 Stewart Street, Suite 600 Seattle, WA 98101 (206) 576-8333

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if smaller reporting company)	Smaller reporting company	☐
Emerging growth company	☒
If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.001 par value per share
- Reserved for future issuance under the 2017 Employee Stock Purchase Plan	814,688(2)	$21.52(3)	$17,532,086	$2,183
TOTAL	814,688	N/A	$17,532,086	$2,183

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(2)
Represents additional shares of the Registrant’s common stock reserved for issuance under the Registrant’s 2017 Employee Stock Purchase Plan (the “ESPP”) resulting from the automatic annual increase in the number of authorized shares reserved and available for issuance under the ESPP on January 1 of each calendar year. The annual increase is equal to the lesser of (a) 1% of the number of shares of the Registrant’s common stock issued and outstanding as of the immediately preceding December 31 or (b) such number of shares determined by the Registrant’s board of directors.

(3)
Estimated pursuant to Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee, on the basis of the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Global Select Market on February 21, 2018. Under the ESPP, the purchase price of a share of common stock is equal to 85% of the fair market value of the Registrant’s common stock on the offering date or the purchase date, whichever is less.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Redfin Corporation (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 814,688 additional shares of common stock reserved for issuance under the Registrant’s 2017 Employee Stock Purchase Plan (the “Plan”) pursuant to the provisions of the Plan providing for an automatic increase in the number of shares reserved for issuance under the Plan on January 1, 2018. This Registration Statement hereby incorporates by reference the contents of the

Registrant’s registration statement on Form S-8 filed with the Commission on July 28, 2017 (Registration No. 333-219561). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Commission on February 22, 2018 pursuant to Section 13 of the Exchange Act;
(b)	the Registrant’s Registration Statement on Form S-8 (File No. 333-219561) filed with the Commission on July 28, 2017;
(c)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred in (a) above; and
(d)
the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-38160) filed with the Commission on July 19, 2017 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.
Item 5. Interests of Named Experts and Counsel.
As of the date of this Registration Statement, an attorney of Fenwick & West LLP beneficially owns an aggregate of 4,637 shares.

Item 8. Exhibits.
The following exhibits are filed herewith:

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

4.1	Restated Certificate of Incorporation.	10-Q	001-38160	3.1	9/8/2017
4.2	Restated Bylaws.	10-Q	001-38160	3.2	9/8/2017
4.3	Form of Common Stock Certificate of the Registrant.	S-1/A	333-219093	4.1	7/26/2017
5.1	Opinion of Fenwick & West LLP.					X
23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1).					X
23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.					X
24.1	Power of Attorney (included on the signature page of this Registration Statement).					X
99.1	2017 Employee Stock Purchase Plan and form of subscription agreement thereunder.	10-K	001-38160	10.4	2/22/2018

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 22nd day of February, 2018.

REDFIN CORPORATION
By:	/s/ Glenn Kelman
Glenn Kelman Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Glenn Kelman and Chris Nielsen, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Name	Title	Date

/s/ Glenn Kelman	President, Chief Executive Officer and Director (Principal Executive Officer)	February 22, 2018
Glenn Kelman

/s/ Chris Nielsen	Chief Financial Officer (Principal Financial and Accounting Officer)	February 22, 2018

Chris Nielsen

/s/ Robert Mylod, Jr.	Chairman of the Board of Directors	February 22, 2018
Robert Mylod, Jr.

/s/ Robert Bass	Director	February 22, 2018
Robert Bass

/s/ Julie Bornstein	Director	February 22, 2018
Julie Bornstein

/s/ Austin Ligon	Director	February 22, 2018
Austin Ligon

/s/ James Slavet	Director	February 22, 2018
James Slavet

/s/ Selina Tobaccowala	Director	February 22, 2018
Selina Tobaccowala